Exhibit 99.1

CONTACT:	Investor Relations: Lauren Babus
201-307-2100
investorrelations@hertz.com
Media: Richard Broome
201-307-2486
rbroome@hertz.com

HERTZ ACHIEVES STRONG FOURTH QUARTER AND FULL YEAR 2007 OPERATING RESULTS

•                  Record fourth quarter worldwide revenues of $2.14 billion, up 7.4% year-over-year.  International revenues now comprise 34.1% of total worldwide revenues, up 4.5 pps.

•                  Adjusted pre-tax income for the quarter of $152.5 million, up 15.1% year-over-year, with an adjusted pre-tax income margin improvement of 40 basis points, to 7.1%.

•                  Adjusted net income of $93.9 million in Q4, up 14.9%, or adjusted earnings per share of $0.29, compared with $0.25 in the fourth quarter of 2006.

•                  Full year 2007 revenues increased 7.8%; adjusted pre-tax income up 35.8%; a year-over-year 210 basis point improvement in adjusted direct operating expenses, expressed as a percentage of revenues.

•                  Levered cash flows(1) for the full year 2007 almost doubled to $552.6 million, compared with 2006.

Park Ridge, NJ (February 20, 2008) — Hertz Global Holdings, Inc. (NYSE: HTZ) (with its subsidiaries, the “Company” or “we”) reported record fourth quarter 2007 worldwide revenues of $2.14 billion, an increase of 7.4% over the same period in 2006.   Revenues from international operations constituted 34.1% of worldwide revenues for the quarter, a year-over-year increase of 4.5 percentage points, and growth outside of the United States is a key element of the Company’s revenue diversification strategy.  Overall revenue growth was led by a 7.5% increase in worldwide car rental revenues for the quarter to a record $1.67 billion. The improvement in car rental revenues was driven by a 4.8% increase in transaction days. Revenues from worldwide equipment rental were a record $468.1 million, up 7.4% over the prior year period.

Adjusted pre-tax income(2), the measurement the Company believes best reflects financial results from ongoing operations and which the Company uses as its segment measure of profitability, for the fourth quarter of 2007 was $152.5 million, an increase of 15.1% over the fourth quarter of 2006. The adjusted pre-tax margin for the quarter was 7.1%, 40 basis points higher than in the fourth quarter of 2006. The improved fourth quarter results were attributable in part to a 120 basis point improvement for the quarter in adjusted direct operating expenses as a percentage of revenues (52.7% v 53.9%).  Income before income taxes and minority interest (“pre-tax income”), on a GAAP basis, was $81.3 million, 90.4%

above the $42.7 million of pre-tax income earned in the fourth quarter of 2006.  Corporate EBITDA(3) for the fourth quarter of 2007 was $385.2 million, a 5.2% year-over-year improvement.

Fourth quarter 2007 adjusted net income(4) was $93.9 million, an increase of 14.9% compared with the fourth quarter of 2006, resulting in adjusted diluted earnings per share(4) for the quarter of $0.29, compared with adjusted diluted earnings per share of $0.25 in the prior year period. Net income, on a GAAP basis, for the quarter, was $80.7 million, or $0.25 per share on a fully diluted basis, compared with net income of $39.8 million, or $0.14 per share on a fully diluted basis, for the fourth quarter of 2006.

INCOME MEASUREMENTS, FOURTH QUARTER 2007 & 2006

	Q4 2007			Q4 2006
(in millions, except per share amounts)	Pre-tax Income	Net Income	Fully Diluted Earnings Per Share	Pre-tax Income	Net Income	Fully Diluted Earnings Per Share
Earnings Measures, as reported (EPS based on 326.2M and 281.0M shares)	$81.3	$80.7	$0.25	$42.7	$39.8	$0.14
Adjustments:
Purchase accounting	26.2			26.0
Restructuring charges	31.0			—
Non-cash debt charges	18.6			22.7
Management transition costs	4.0			4.4
Vacation accrual adjustment	(7.7)			—
Mark-to-market adjustment	(0.9)			—
Loss on sale of swap derivative	—			5.6
Interest on HGH debt	—			16.1
Sponsor termination fee	—			15.0
Adjusted pre-tax income	152.5	152.5		132.5	132.5
Assumed provision for income taxes at 35%		(53.3)			(46.4)
Minority interest		(5.3)			(4.4)
Earnings Measures, as adjusted (EPS based on pro forma fully diluted post- IPO shares of 324.8M)	$152.5	$93.9	$0.29	$132.5	$81.7	$0.25

The Company ended the fourth quarter of 2007 with net corporate debt(1) of $3.98 billion, compared with $4.57 billion as of September 30, 2007, an improvement of approximately $590 million.  The improvement is driven by higher earnings, lower working capital investment and higher cash flows associated with de-fleeting activities during the quarter.

Mark P. Frissora, the Company’s Chairman and Chief Executive Officer said, “Hertz delivered another strong quarter of operating results despite economic headwinds in the U.S. affecting demand and pricing in the car and equipment rental businesses.   Our success last quarter resulted from a balanced emphasis on companywide efficiency improvements and revenue diversification, across geographies, product lines and other markets. Additionally, worldwide customer service levels further improved during the fourth quarter and we ended 2007 with 18 unsolicited “Best of” awards worldwide. We believe these balanced strategies will enable us to counter macro-economic conditions and achieve our 2008 targets.”

WORLDWIDE CAR RENTAL

Worldwide car rental revenues were a record $1.67 billion for the fourth quarter of 2007, an increase of 7.5% over the prior year period. Transaction days for the quarter improved 4.8% [2.1% U.S.; 10.9% International] reflecting growth in the U.S. off-airport business and Europe. U.S. off-airport revenues for the fourth quarter increased 5.1% year-over-year, with transaction day growth of 7.6%. Rental rate revenue per transaction day(1) (RPD) for the quarter was 2.3% below the prior year period [(3.0)% U.S.; (0.9)% International]. While pricing continued to reflect a mix shift due to growth in the U.S. off-airport market with lower pricing and cost characteristics and longer rental lengths, it also reflected the effects of economic conditions in the United States as fleet levels were temporarily higher than required to meet demand, especially in November and in December prior to the year-end holidays.  In Europe, slightly lower pricing was offset by strong transaction day growth during the fourth quarter.

Worldwide car rental adjusted pre-tax income for the fourth quarter of 2007 was $125.0 million, an improvement of 10.4% over the prior year period. The result was driven by transaction day improvement and 0.9 percentage point (55.1% v 56.0%) improvement in adjusted direct operating expenses as a percentage of revenues compared with the fourth quarter of 2006.

The worldwide average number of Company-operated cars for the fourth quarter of 2007 was 444,000, an increase of 5.3% over the prior year period.

WORLDWIDE EQUIPMENT RENTAL

Worldwide equipment rental revenues were a record $468.1 million for the fourth quarter of 2007, a 7.4% increase over the prior year period, while pricing decreased 0.6%. Strong year-over-year revenue growth in non-construction U.S. equipment rental markets, especially the industrial market, and in international markets, was partially offset by a slight decline in the U.S. non-residential construction business.  Adjusted direct operating expenses decreased 0.4 percentage points (45.2% v 45.6%) as a percentage of revenue.

Adjusted pre-tax income for the fourth quarter of 2007 was a record $102.3 million and a 1.8% improvement over the fourth quarter of 2006.

The average acquisition cost of rental equipment operated during the fourth quarter of 2007 increased by 11.2% year-over-year — compared with a 6.7% increase in the third quarter of 2007 over the prior year period — to $3.52 billion, and net revenue earning equipment as of December 31, 2007 was $2.70 billion, a 10.6% increase over the amount as of December 31, 2006.

FULL YEAR RESULTS

Worldwide revenues for the full year 2007 were a record $8.69 billion, a 7.8% improvement over 2006.  Car rental revenues were $6.92 billion for the year, an 8.5% increase over 2006, while equipment rental revenues were $1.76 billion, up 5.0% over 2006.

Pre-tax income increased significantly to $386.8 million for the year, a 92.8% improvement over 2006 pre-tax income.  Adjusted pre-tax income was $660.7 million, a 35.8% increase over the prior year’s amount.  Corporate EBITDA for the year was $1,541.5 million, an 11.8% year-over-year improvement. The result was driven in part by a year-over-year 210 basis point improvement in adjusted direct operating expenses as a percentage of revenues (52.5% v 54.6%).

Adjusted net income was $409.8 million, an increase of 36.7% over 2006, resulting in adjusted diluted earnings per share for the year of $1.26, compared with $0.92 in the prior year period. Net income, on a GAAP basis, for the year was $264.5 million, or $0.81 per share on a fully diluted basis, compared with net income of $115.9 million, or $0.48 per share on a fully diluted basis, for 2006.

INCOME MEASUREMENTS, FULL YEAR 2007 & 2006

	Full Year 2007			Full Year 2006
(in millions, except per share amounts)	Pre-tax Income	Net Income	Fully Diluted Earnings Per Share	Pre-tax Income	Net Income	Fully Diluted Earnings Per Share
Earnings Measures, as reported (EPS based on 325.5M and 243.4M shares)	$386.8	$264.5	$0.81	$200.6	$115.9	$0.48
Adjustments:
Non-cash debt charges	105.9			99.5
Purchase accounting	95.2			90.4
Restructuring charges	96.4			—
Management transition costs	15.0			9.8
Secondary offering costs	2.0			—
Vacation accrual adjustment	(36.5)			—
Mark-to-market adjustment	(4.1)			19.2
Interest on HGH debt	—			39.9
Sponsor termination fee	—			15.0
Stock purchase compensation charge	—			13.3
Gain on sale of swap derivative	—			(1.0)
Adjusted pre-tax income	660.7	660.7		486.7	486.7
Assumed provision for income taxes at 35%		(231.2)			(170.3)
Minority interest		(19.7)			(16.7)
Earnings Measures, as adjusted (EPS based on pro forma fully diluted post- IPO shares of 324.8M)	$660.7	$409.8	$1.26	$486.7	$299.7	$0.92

The Company ended the year with net corporate debt of $3.98 billion, compared with $4.54 billion as of December 31, 2006, an improvement of $552.6 million.  Levered after-tax cash flows after fleet growth were $552.6 million for the year, almost double the level of $284.2 million in 2006. The year-over-year improvement is driven by higher earnings, lower working capital investment, and lower HERC fleet investment partially offset by increased net equity in car rental fleet assets.   The latter is attributable to slightly higher fleet balances and lower program car receivable collections in 2007.

OUTLOOK

For the full year 2008, the Company forecasts total revenues of $8.9 billion to $9.0 billion, an increase of between 2.5% and 3.6%.   Corporate EBITDA is projected to be in the range of $1.575 billion to $1.615 billion, a year-over-year increase between 2.2% and 4.8%; Adjusted pre-tax income in the range of $725 million to $750 million, an increase between 9.7% and 13.5%; Adjusted net income of $450 million to $470 million, an increase between 9.8% and 14.7%, adjusted earnings per share are projected to be between $1.38 to $1.44, also an increase of between 9.8% and 14.7% (using 325.5 million shares, the weighted average number of diluted shares outstanding for the year ended December 31, 2007), and  levered cash flows of between $550 million and $650 million, the same as last year to an increase of 17.6%(5).  Hertz expects to achieve annualized net savings, before restructuring costs, of approximately $250 million during 2008, of which $75 million is included in the Company’s outlook for the full year 2008.  The savings are attributable to ongoing, companywide efficiency initiatives including outsourcing certain work functions, reengineering key work processes and other restructuring programs that will result in both job reductions and efficiency improvements during 2008.

RESULTS OF THE HERTZ CORPORATION

The Company’s operating subsidiary, The Hertz Corporation (“Hertz”), posted the same revenues for both the fourth quarter and full year 2007 as the Company.  The fourth quarter and full year 2006 pre-tax income and net income of Hertz were, however, slightly higher than those of the Company primarily because of costs incurred in connection with the secondary offering of the Company’s stock in June 2007 and audit and legal fees incurred by the Company, partly offset by additional interest expense recognized by Hertz on an inter-company loan from the Company.

(1)Levered after-tax cash flows after fleet growth (“levered cash flows”), net corporate debt and rental rate revenue per transaction day are non-GAAP measures.  See the accompanying reconciliations.

(2)Adjusted pre-tax income, a non-GAAP measure of profitability, represents pre-tax income plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain other one-time or non-operational items. See the accompanying reconciliations.

(3) Corporate EBITDA, a non-GAAP measure of profitability, consists of earnings before net interest expense (other than interest expense relating to certain car rental fleet financing), income taxes, depreciation (other than depreciation related to the car rental fleet), amortization and certain other items specified in the credit agreements governing the Company’s credit facilities. See the accompanying reconciliations.

(4) Adjusted net income, a non-GAAP measure of profitability, represents the adjusted pre-tax income amount less a provision for income taxes derived utilizing a normalized income tax rate (35%) and minority interest. Adjusted diluted earnings per share is calculated as adjusted net income divided by the pro forma post-IPO number of shares outstanding (324.8 million).  See the accompanying reconciliations.

(5) Management believes that adjusted pre-tax income, Corporate EBITDA, levered cash flows and adjusted net income are useful in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to each of adjusted pre-tax income, Corporate EBITDA, levered cash flows and adjusted net income are pre-tax income, cash flows from operating activities and net income. Because of the forward-looking nature of the Company’s forecasted adjusted pre-tax income, Corporate EBITDA, levered cash flows and adjusted net income, specific quantifications of the amounts that would be required to reconcile forecasted pre-tax income, cash flows from operating activities and net income to forecasted adjusted pre-tax income, Corporate EBITDA, levered cash flows and adjusted net income are not available. The Company believes that providing estimates of the amounts that would be required to reconcile the range of these forecasted non-GAAP measures to forecasted pre-tax income, cash flows from operating activities and net income would imply a degree of precision that could be confusing or misleading to investors.

CONFERENCE CALL INFORMATION

The Company’s fourth quarter and full year 2007 earnings conference call will be held on Thursday, February 21, 2008, at 10:00 a.m. (EDT). To access the conference call live, dial 800-288-8960 (U.S.) or 612-288-0337 (International) using the pass code 909612 or listen via webcast at www.hertz.com/investorrelations. The conference call will be available for replay through February 28, 2008 by calling 800-475-6701 (U.S.) or 320-365-3844 (International) using the pass code 909612. The press release and related tables containing the reconciliations of non-GAAP measures will be available on our website, www.hertz.com/investorrelations.

ABOUT THE COMPANY

Hertz, the world’s largest general use car rental brand, operates from approximately 8,000 locations in 145 countries worldwide. Hertz is the number one airport car rental brand in the United States and at 69 major airports in Europe as well as the only car rental company with corporate and licensee locations in Africa, Asia, Australia, Latin America and North America. Product and service initiatives such as Hertz #1 Club Gold, NeverLost customized, onboard navigation systems, SIRIUS Satellite Radio, and unique cars and SUVs offered through Hertz’s Prestige, Fun and Green collections, set Hertz apart from the competition. Hertz also operates one of the largest equipment rental companies in the United States and Canada combined, with corporate locations in France and Spain. Hertz Global Holdings, Inc. is the corporate parent of Hertz.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning the Company’s outlook, anticipated revenues, results of operations and implementation of productivity and efficiency initiatives, including targeted job reductions, and the anticipated savings and restructuring charges expected to be realized or incurred in connection therewith. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “forecast” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company’s actual results and its ability to implement its cost savings and efficiency initiatives successfully, and could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: the Company’s operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity and availability of additional or continued fleet financing including as a result of the financial instability of the entities providing credit support; anticipated growth; economies of scale; the economy; future economic performance; the Company’s ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this press release might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the Company’s 2006 Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the United States Securities and Exchange Commission, or the “SEC,” on March 30, 2007, and its Quarterly Report on Form 10-Q for the three months ended September 30, 2007, as filed with the SEC on November 14, 2007, could affect the Company’s future results and the outcome of its implementation of its cost savings and efficiency initiatives, and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements.

Attachments:

Table 1:	Condensed Consolidated Statements of Operations for the Three Months and Year Ended December 31, 2007 and 2006
Table 2:	Condensed Consolidated Statements of Operations As Reported and As Adjusted for the Three Months and Year Ended December 31, 2007 and 2006
Table 3:	Segment Information for the Three Months and Year Ended December 31, 2007 and 2006

Table 4:	Selected Operating and Financial Data as of or for the Three Months and Year Ended December 31, 2007
Table 5:	Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss) and Adjusted Net Income (Loss) for the Three Months and Year Ended December 31, 2007 and 2006
Table 6:

Non-GAAP Reconciliations of EBITDA, Corporate EBITDA, Unlevered Pre-Tax Cash Flow, Levered After-Tax Cash Flow before Fleet Growth and Levered After-Tax Cash Flow after Fleet Growth for the Three Months and Year Ended December 31, 2007 and 2006

Table 7:	Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss) to Corporate EBITDA for the Three Months and Year Ended December 31, 2007 and 2006
Table 8:

Non-GAAP Reconciliations of Operating Cash Flows to EBITDA, Net Corporate Debt, Net Fleet Debt, Car Rental Rate Revenue per Transaction Day and Equipment Rental and Rental Related Revenue as of or for the Three Months and Year Ended December 31, 2007 and 2006

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percent		Year Ended		As a Percent
	December 31,		of Total Revenues		December 31,		of Total Revenues
	2007	2006	2007	2006	2007	2006	2007	2006
Total revenues	$2,138.8	$1,990.6	100.0%	100.0%	$8,685.6	$8,058.4	100.0%	100.0%

Expenses:
Direct operating	1,149.0	1,091.8	53.7%	54.8%	4,644.1	4,476.0	53.4%	55.5%
Depreciation of revenue earning equipment	504.5	445.8	23.6%	22.4%	2,003.4	1,757.2	23.1%	21.8%
Selling, general and administrative	189.9	182.2	8.9%	9.2%	775.9	723.9	8.9%	9.0%
Interest, net of interest income	214.1	228.1	10.0%	11.5%	875.4	900.7	10.1%	11.2%
Total expenses	2,057.5	1,947.9	96.2%	97.9%	8,298.8	7,857.8	95.5%	97.5%
Income before income taxes and minority interest	81.3	42.7	3.8%	2.1%	386.8	200.6	4.5%	2.5%
Benefit (provision) for taxes on income	4.7	1.5	0.2%	0.1%	(102.6)	(68.0)	(1.2)%	(0.9)%
Minority interest	(5.3)	(4.4)	(0.2)%	(0.2)%	(19.7)	(16.7)	(0.2)%	(0.2)%
Net income	$80.7	$39.8	3.8%	2.0%	$264.5	$115.9	3.1%	1.4%

Weighted average number of
shares outstanding:
Basic	321.7	277.5			321.2	242.5
Diluted	326.2	281.0			325.5	243.4

Earnings per share:
Basic	$0.25	$0.14			$0.82	$0.48
Diluted	$0.25	$0.14			$0.81	$0.48

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended December 31, 2007				Three Months Ended December 31, 2006
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Total revenues	$2,138.8	$—		$2,138.8	$1,990.6	$—		$1,990.6

Expenses:
Direct operating	1,149.0	(22.9	)(a)	1,126.1	1,091.8	(18.6	)(a)	1,073.2
Depreciation of revenue earning equipment	504.5	(6.6	)(b)	497.9	445.8	(7.3	)(b)	438.5
Selling, general and administrative	189.9	(23.1	)(c)	166.8	182.2	(25.1	)(c)	157.1
Interest, net of interest income	214.1	(18.6	)(d)	195.5	228.1	(38.8	)(d)	189.3
Total expenses	2,057.5	(71.2)		1,986.3	1,947.9	(89.8)		1,858.1
Income before income taxes and minority interest	81.3	71.2		152.5	42.7	89.8		132.5
Benefit (provision) for taxes on income	4.7 (e)	(58.0	)(f)	(53.3)	1.5 (e)	(47.9	)(f)	(46.4)
Minority interest	(5.3)	—		(5.3)	(4.4)	—		(4.4)
Net income	$80.7	$13.2		$93.9	$39.8	$41.9		$81.7

	Year Ended December 31, 2007				Year Ended December 31, 2006
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Total revenues	$8,685.6	$—		$8,685.6	$8,058.4	$—		$8,058.4

Expenses:
Direct operating	4,644.1	(85.0	)(a)	4,559.1	4,476.0	(75.9	)(a)	4,400.1
Depreciation of revenue earning equipment	2,003.4	(19.6	)(b)	1,983.8	1,757.2	(13.8	)(b)	1,743.4
Selling, general and administrative	775.9	(63.4	)(c)	712.5	723.9	(57.0	)(c)	666.9
Interest, net of interest income	875.4	(105.9	)(d)	769.5	900.7	(139.4	)(d)	761.3
Total expenses	8,298.8	(273.9)		8,024.9	7,857.8	(286.1)		7,571.7
Income before income taxes and minority interest	386.8	273.9		660.7	200.6	286.1		486.7
Provision for taxes on income	(102.6)	(128.6	)(f)	(231.2)	(68.0)	(102.3	)(f)	(170.3)
Minority interest	(19.7)	—		(19.7)	(16.7)	—		(16.7)
Net income	$264.5	$145.3		$409.8	$115.9	$183.8		$299.7

(a)

Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. For the three months and year ended December 31, 2007, also includes restructuring charges of $10.8 million and $41.2 million, respectively, and a vacation accrual adjustment of $6.3 million and $29.8 million, respectively.

(b)	Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.
(c)

For the three months and year ended December 31, 2007, includes restructuring charges of $20.2 million and $55.2 million, respectively, and a vacation accrual adjustment of $1.4 million and $6.5 million, respectively. Also includes an increase in depreciation of property and equipment relating to purchase accounting, among other adjustments which are detailed in Table 5.

(d)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three months and year ended December 31, 2007, also includes $2.7 million and $20.4 million, respectively, associated with the ineffectiveness of our interest rate swaps and for the year ended December 31, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification. For the three months and year ended December 31, 2006, also includes interest on the $1.0 billion HGH loan facility of $16.1 million and $39.9 million, respectively.For the year ended December 31, 2006, also includes $1.0 million associated with the reversal of the ineffectiveness of our interest rate swaps. Total adjusted interest, net of interest income, consists of net corporate cash interest of $66.1 million and $275.3 million and net fleet cash interest of $129.4 million and $494.2 million for the three months and year ended December 31, 2007, respectively, and net corporate cash interest of $74.6 million and $311.8 million and net fleet cash interest of $114.7 million and $449.5 million for the three months and year ended December 31, 2006, respectively.

(e)	For the three months ended December 31, 2007 and 2006, includes tax benefits primarily related to the reduction of statutory tax rates in certain jurisdictions.
(f)	Represents a provision for income taxes derived utilizing a normalized income tax rate (35%).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues:
Car Rental	$1,668.4	$1,552.7	$6,920.6	$6,378.0
Equipment Rental	468.1	436.0	1,755.9	1,672.6
Corporate and Other	2.3	1.9	9.1	7.8
	$2,138.8	$1,990.6	$8,685.6	$8,058.4

Depreciation of property and equipment:
Car Rental	$31.0	$37.5	$130.8	$150.8
Equipment Rental	10.6	10.4	40.4	40.5
Corporate and Other	1.1	1.3	5.9	5.9
	$42.7	$49.2	$177.1	$197.2

Amortization of other intangible assets:
Car Rental	$8.2	$7.5	$30.4	$29.5
Equipment Rental	7.9	7.9	32.2	32.2
Corporate and Other	—	—	—	—
	$16.1	$15.4	$62.6	$61.7

Income (loss) before income taxes and minority interest:
Car Rental	$89.4	$90.4	$468.6	$373.5
Equipment Rental	84.3	79.2	308.5	269.5
Corporate and Other	(92.4)	(126.9)	(390.3)	(442.4)
	$81.3	$42.7	$386.8	$200.6

Corporate EBITDA (a):
Car Rental	$155.3	$157.5	$741.7	$650.9
Equipment Rental	230.3	211.7	834.1	759.4
Corporate and Other	(0.4)	(3.1)	(34.3)	(31.6)
	$385.2	$366.1	$1,541.5	$1,378.7

Adjusted pre-tax income (loss) (a):
Car Rental	$125.0	$113.2	$609.1	$472.3
Equipment Rental	102.3	100.5	373.8	345.5
Corporate and Other	(74.8)	(81.2)	(322.2)	(331.1)
	$152.5	$132.5	$660.7	$486.7

Adjusted net income (loss) (a):
Car Rental	$81.2	$73.6	$395.9	$307.0
Equipment Rental	66.5	65.3	243.0	224.6
Corporate and Other	(53.8)	(57.2)	(229.1)	(231.9)
	$93.9	$81.7	$409.8	$299.7

Pro forma post-IPO diluted number of shares outstanding (a)	324.8	324.8	324.8	324.8

Adjusted diluted earnings per share (a)	$0.29	$0.25	$1.26	$0.92

(a) Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Note: “Corporate and other” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

	Three Months Ended, or as of Dec. 31,	Percent change from prior year period		Percent change from prior year
			Year Ended, or as of Dec. 31,

	2007		2007	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	7,002	0.8%	28,977	3.5%
Domestic	5,151	(1.0)%	21,547	2.9%
International	1,851	6.3%	7,430	5.2%

Worldwide transaction days (in thousands)	30,998	4.8%	129,353	5.0%
Domestic	21,195	2.1%	88,988	3.8%
International	9,803	10.9%	40,365	7.5%

Worldwide rental rate revenue per transaction day (a)	$43.79	(2.3)%	$44.54	0.0%
Domestic	$43.31	(3.0)%	$43.77	(0.4)%
International (b)	$44.83	(0.9)%	$46.25	0.9%

Worldwide average number of company-operated cars during period	444,000	5.3%	461,100	6.6%
Domestic	297,500	3.4%	313,300	6.2%
International	146,500	9.6%	147,800	7.3%

Worldwide revenue earning equipment, net (in millions)	$7,610.7	3.3%	$7,610.7	3.3%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$402.6	3.5%	$1,537.2	3.9%
Same store revenue growth (a)	1.2%	N/M	1.7%	N/M
Average acquisition cost of rental equipment operated during period (in millions)
	$3,524.2	11.2%	$3,305.3	9.5%
Revenue earning equipment, net (in millions)	$2,697.5	10.6%	$2,697.5	10.6%

Other Financial Data (in millions)

Cash flows provided by operating activities	$878.1	115.3%	$3,086.6	18.5%
Levered after-tax cash flow before fleet growth (a)	316.1	110.0%	842.3	95.5%
Levered after-tax cash flow after fleet growth (a)	586.8	51.1%	552.6	94.4%
EBITDA (a)	853.4	9.9%	3,485.6	12.4%
Corporate EBITDA (a)	385.2	5.2%	1,541.5	11.8%

Selected Balance Sheet Data (in millions)

	December 31,	December 31,
	2007	2006
Cash and equivalents	$730.2	$674.5
Total revenue earning equipment, net	10,308.2	9,805.5
Total assets	19,255.7	18,677.4
Total debt	11,960.1	12,276.2
Net corporate debt (a)	3,984.7	4,537.3
Net fleet debt (a)	6,584.2	6,511.9
Stockholders’ equity	2,913.4	2,534.6

(a) Represents a non-GAAP measure, see the accompanying reconciliations and definitions.
(b) Based on 12/31/06 foreign exchange rates.

HERTZ GLOBAL HOLDINGS, INC.	Table 5

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

ADJUSTED PRE-TAX INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS)

	Three Months Ended December 31, 2007				Three Months Ended December 31, 2006
	Car Rental	Equipment Rental	Corporate and Other	Total	Car Rental	Equipment Rental	Corporate and Other	Total
Total revenues:	$1,668.4	$468.1	$2.3	$2,138.8	$1,552.7	$436.0	$1.9	$1,990.6
Expenses:
Direct operating and selling, general and administrative	1,055.1	256.1	27.7	1,338.9	991.9	241.8	40.3	1,274.0
Depreciation of revenue earning equipment	415.7	88.8	—	504.5	369.5	76.3	—	445.8
Interest, net of interest income	108.2	38.9	67.0	214.1	100.9	38.7	88.5	228.1
Total expenses	1,579.0	383.8	94.7	2,057.5	1,462.3	356.8	128.8	1,947.9
Income (loss) before income taxes and minority interest	89.4	84.3	(92.4)	81.3	90.4	79.2	(126.9)	42.7
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	10.3	8.8	0.5	19.6	9.3	9.0	0.4	18.7
Depreciation of revenue earning equipment	(0.1)	6.7	—	6.6	(2.6)	9.9	—	7.3
Non-cash debt charges (b)	12.6	2.9	3.1	18.6	16.1	2.4	4.2	22.7
Restructuring charges (c)	18.2	1.5	11.3	31.0	—	—	—	—
Vacation accrual adjustment (c)	(5.4)	(1.9)	(0.4)	(7.7)	—	—	—	—
Unrealized gain on derivative (d)	—	—	(0.9)	(0.9)	—	—	—	—
Management transition costs (d)	—	—	4.0	4.0	—	—	4.4	4.4
Loss on sale of swap derivative (d)	—	—	—	—	—	—	5.6	5.6
Sponsor termination fee (d)	—	—	—	—	—	—	15.0	15.0
Interest on HGH debt	—	—	—	—	—	—	16.1	16.1
Adjusted pre-tax income (loss)	125.0	102.3	(74.8)	152.5	113.2	100.5	(81.2)	132.5
Assumed (provision) benefit for income taxes of 35%	(43.8)	(35.8)	26.3	(53.3)	(39.6)	(35.2)	28.4	(46.4)
Minority interest	—	—	(5.3)	(5.3)	—	—	(4.4)	(4.4)
Adjusted net income (loss)	$81.2	$66.5	$(53.8)	$93.9	$73.6	$65.3	$(57.2)	$81.7

Pro forma post-IPO diluted number of shares outstanding				324.8				324.8

Adjusted diluted earnings per share				$0.29				$0.25

	Year Ended December 31, 2007				Year Ended December 31, 2006
	Car Rental	Equipment Rental	Corporate and Other	Total	Car Rental	Equipment Rental	Corporate and Other	Total
Total revenues:	$6,920.6	$1,755.9	$9.1	$8,685.6	$6,378.0	$1,672.6	$7.8	$8,058.4
Expenses:
Direct operating and selling, general and administrative	4,319.8	993.1	107.1	5,420.0	4,100.8	985.5	113.6	5,199.9
Depreciation of revenue earning equipment	1,695.4	308.0	—	2,003.4	1,479.6	277.6	—	1,757.2
Interest, net of interest income	436.8	146.3	292.3	875.4	424.1	140.0	336.6	900.7
Total expenses	6,452.0	1,447.4	399.4	8,298.8	6,004.5	1,403.1	450.2	7,857.8
Income (loss) before income taxes and minority interest	468.6	308.5	(390.3)	386.8	373.5	269.5	(442.4)	200.6
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	38.3	35.3	1.8	75.4	39.2	35.5	1.9	76.6
Depreciation of revenue earning equipment	(3.0)	22.8	—	19.8	(15.4)	29.2	—	13.8
Non-cash debt charges (b)	66.5	11.2	28.2	105.9	75.0	11.3	13.2	99.5
Restructuring charges (c)	64.5	4.9	27.0	96.4	—	—	—	—
Vacation accrual adjustment (c)	(25.8)	(8.9)	(1.8)	(36.5)	—	—	—	—
Unrealized gain on derivative (d)	—	—	(4.1)	(4.1)	—	—	—	—
Secondary offering costs (d)	—	—	2.0	2.0	—	—	—	—
Management transition costs (d)	—	—	15.0	15.0	—	—	9.8	9.8
Stock purchase compensation charge (d)	—	—	—	—	—	—	13.3	13.3
Gain on sale of swap derivative (d)	—	—	—	—	—	—	(1.0)	(1.0)
Sponsor termination fee (d)	—	—	—	—	—	—	15.0	15.0
Unrealized transaction loss on Euro-denominated debt (d) (e)	—	—	—	—	—	—	19.2	19.2
Interest on HGH debt	—	—	—	—	—	—	39.9	39.9
Adjusted pre-tax income (loss)	609.1	373.8	(322.2)	660.7	472.3	345.5	(331.1)	486.7
Assumed (provision) benefit for income taxes of 35%	(213.2)	(130.8)	112.8	(231.2)	(165.3)	(120.9)	115.9	(170.3)
Minority interest	—	—	(19.7)	(19.7)	—	—	(16.7)	(16.7)
Adjusted net income (loss)	$395.9	$243.0	$(229.1)	$409.8	$307.0	$224.6	$(231.9)	$299.7

Pro forma post-IPO diluted number of shares outstanding				324.8				324.8

Adjusted diluted earnings per share				$1.26				$0.92

(a)

Includes the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005 and any subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damage liabilities.

(b)

Non-cash debt charges represents the amortization of deferred debt financing costs and debt discounts. For the three months and year ended December 31, 2007, also includes $2.7 million and $20.4 million, respectively, associated with the ineffectiveness of our interest rates swaps and for the year ended December 31, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification. For the three months and year ended December 31, 2006, also includes interest on the $1.0 billion HGH loan facility of $16.1 million and $39.9 million, respectively. For the year ended December 31, 2006, also includes $1.0 million associated with the reversal of the ineffectiveness of our interest rate swaps.

(c)	Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.
(d)	Amounts are included within selling, general and administrative in our statement of operations.
(e)

Represents unrealized losses on currency translation of Euro-denominated debt, which are included within selling, general and administrative expense in our statement of operations. On October 1, 2006, we designated this Euro-denominated debt as an effective net investment hedge of our Euro-denominated net investment in our foreign operations, as such we will no longer incur unrealized exchange transaction gains or losses in our consolidated statement of operations.

HERTZ GLOBAL HOLDINGS, INC.	Table 6

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW,

LEVERED AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended December 31, 2007				Three Months Ended December 31, 2006
	Car Rental	Equipment Rental	Corporate and Other	Total	Car Rental	Equipment Rental	Corporate and Other	Total

Income (loss) before income taxes and minority interest	$89.4	$84.3	$(92.4)	$81.3	$90.4	$79.2	$(126.9)	$42.7
Depreciation and amortization	454.9	107.3	1.1	563.3	414.5	94.6	1.3	510.4
Interest, net of interest income	108.2	38.9	67.0	214.1	100.9	38.7	88.5	228.1
Minority interest	—	—	(5.3)	(5.3)	—	—	(4.4)	(4.4)
EBITDA	652.5	230.5	(29.6)	853.4	605.8	212.5	(41.5)	776.8
Adjustments:
Car rental fleet interest	(107.1)	—	—	(107.1)	(95.9)	—	—	(95.9)
Car rental fleet depreciation	(415.7)	—	—	(415.7)	(369.5)	—	—	(369.5)
Non-cash expenses and charges (a)	12.8	0.2	14.3	27.3	17.1	(0.8)	12.7	29.0
Extraordinary, unusual or non-recurring gains and losses (b)	12.8	(0.4)	14.9	27.3	—	—	25.0	25.0
Sponsors’ fees	—	—	—	—	—	—	0.7	0.7
Corporate EBITDA	$155.3	$230.3	$(0.4)	385.2	$157.5	$211.7	$(3.1)	366.1
Equipment rental maintenance capital expenditures, net				(78.7)				(63.2)
Non-fleet capital expenditures, net				(23.9)				(33.6)
Changes in working capital				226.8				100.6
Changes in other assets and liabilities				(84.1)				(94.7)
Unlevered pre-tax cash flow (c)				425.3				275.2
Corporate net cash interest				(99.3)				(107.6)
Corporate cash taxes				(9.9)				(17.1)
Levered after-tax cash flow before fleet growth (c)				316.1				150.5
Equipment rental fleet growth capital expenditures				15.7				74.5
Car rental net fleet equity requirement				255.0				163.3
Levered after-tax cash flow after fleet growth (c)				$586.8				$388.3

	Year Ended December 31, 2007				Year Ended December 31, 2006
	Car Rental	Equipment Rental	Corporate and Other	Total	Car Rental	Equipment Rental	Corporate and Other	Total

Income (loss) before income taxes and minority interest	$468.6	$308.5	$(390.3)	$386.8	$373.5	$269.5	$(442.4)	$200.6
Depreciation and amortization	1,856.6	380.6	5.9	2,243.1	1,659.9	350.3	5.9	2,016.1
Interest, net of interest income	436.8	146.3	292.3	875.4	424.1	140.0	336.6	900.7
Minority interest	—	—	(19.7)	(19.7)	—	—	(16.7)	(16.7)
EBITDA	2,762.0	835.4	(111.8)	3,485.6	2,457.5	759.8	(116.6)	3,100.7
Adjustments:
Car rental fleet interest	(427.8)	—	—	(427.8)	(400.0)	—	—	(400.0)
Car rental fleet depreciation	(1,695.4)	—	—	(1,695.4)	(1,479.6)	—	—	(1,479.6)
Non-cash expenses and charges (a)	64.2	2.7	35.3	102.2	73.0	(0.4)	58.0	130.6
Extraordinary, unusual or non-recurring gains and losses (b)	38.7	(4.0)	42.2	76.9	—	—	23.8	23.8
Sponsors’ fees	—	—	—	—	—	—	3.2	3.2
Corporate EBITDA	$741.7	$834.1	$(34.3)	1,541.5	$650.9	$759.4	$(31.6)	1,378.7
Equipment rental maintenance capital expenditures, net				(272.8)				(236.5)
Non-fleet capital expenditures, net				(154.6)				(175.3)
Changes in working capital				283.6				15.3
Changes in other assets and liabilities				(127.5)				(87.4)
Unlevered pre-tax cash flow (c)				1,270.2				894.8
Corporate net cash interest				(399.6)				(430.3)
Corporate cash taxes				(28.3)				(33.6)
Levered after-tax cash flow before fleet growth (c)				842.3				430.9
Equipment rental fleet growth capital expenditures				(281.8)				(392.9)
Car rental net fleet equity requirement				(7.9)				246.2
Levered after-tax cash flow after fleet growth (c)				$552.6				$284.2

Table 6 (pg. 2)

(a)	As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges. The adjustments reflect the following:

	Three Months Ended December 31, 2007				Three Months Ended December 31, 2006
Non-Cash Expenses and Charges	Car Rental	Equipment Rental	Corporate and Other	Total	Car Rental	Equipment Rental	Corporate and Other	Total

Non-cash amortization of debt costs included in car rental fleet interest	$12.2	$—	$—	$12.2	$14.8	$—	$—	$14.8
Non-cash stock-based employee compensation charges	—	—	6.0	6.0	—	—	6.3	6.3
Non-cash charges for workers’ compensation	0.6	0.2	—	0.8	2.3	(0.8)	—	1.5
Non-cash charges for pension	—	—	9.2	9.2	—	—	6.4	6.4
Unrealized gain on derivatives	—	—	(0.9)	(0.9)	—	—	—	—
Total non-cash expenses and charges	$12.8	$0.2	$14.3	$27.3	$17.1	$(0.8)	$12.7	$29.0

	Year Ended December 31, 2007				Year Ended December 31, 2006
	Car Rental	Equipment Rental	Corporate and Other	Total	Car Rental	Equipment Rental	Corporate and Other	Total

Non-cash amortization of debt costs included in car rental fleet interest	$64.4	$—	$—	$64.4	$71.6	$—	$—	$71.6
Non-cash stock-based employee compensation charges	—	—	26.8	26.8	—	—	27.2	27.2
Non-cash charges for workers’ compensation	(0.2)	2.7	0.1	2.6	1.4	(0.4)	—	1.0
Non-cash charges for pension	—	—	12.2	12.2	—	—	9.1	9.1
Unrealized (gain) loss on derivatives	—	—	(3.8)	(3.8)	—	—	2.5	2.5
Unrealized transaction loss on Euro-denominated debt	—	—	—	—	—	—	19.2	19.2
Total non-cash expenses and charges	$64.2	$2.7	$35.3	$102.2	$73.0	$(0.4)	$58.0	$130.6

(b)

As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits. The adjustments reflect the following:

	Three Months Ended December 31, 2007				Three Months Ended December 31, 2006
Extraordinary, Unusual or Non-Recurring Items	Car Rental	Equipment Rental	Corporate and Other	Total	Car Rental	Equipment Rental	Corporate and Other	Total

Restructuring charges	$18.2	$1.5	$11.3	$31.0	$—	$—	$—	$—
Vacation accrual adjustment	(5.4)	(1.9)	(0.4)	(7.7)	—	—	—	—
Management transition costs	—	—	4.0	4.0	—	—	4.4	4.4
Loss on sale of swap derivative	—	—	—	—	—	—	5.6	5.6
Sponsor fee termination costs	—	—	—	—	—	—	15.0	15.0
Total extraordinary, unusual or non-recurring items	$12.8	$(0.4)	$14.9	$27.3	$—	$—	$25.0	$25.0

	Year Ended December 31, 2007				Year Ended December 31, 2006
	Car Rental	Equipment Rental	Corporate and Other	Total	Car Rental	Equipment Rental	Corporate and Other	Total

Restructuring charges	$64.5	$4.9	$27.0	$96.4	$—	$—	$—	$—
Vacation accrual adjustment	(25.8)	(8.9)	(1.8)	(36.5)	—	—	—	—
Secondary offering costs	—	—	2.0	2.0	—	—	—	—
Management transition costs	—	—	15.0	15.0	—	—	9.8	9.8
Gain on sale of swap derivative	—	—	—	—	—	—	(1.0)	(1.0)
Sponsor fee termination costs	—	—	—	—	—	—	15.0	15.0
Total extraordinary, unusual or non-recurring items	$38.7	$(4.0)	$42.2	$76.9	$—	$—	$23.8	$23.8

(c)	Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EARNINGS MEASURES

(In millions)

Reconciliation from Adjusted Pre-Tax Income (Loss) to Corporate EBITDA

	Three Months Ended December 31, 2007				Three Months Ended December 31, 2006
	Car	Equipment	Corporate		Car	Equipment	Corporate
	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total
Adjusted pre-tax income (loss) (a)	$125.0	$102.3	$(74.8)	$152.5	$113.2	$100.5	$(81.2)	$132.5
Depreciation of property and equipment	31.0	10.6	1.1	42.7	37.5	10.4	1.3	49.2
Amortization of other intangible assets	8.2	7.9	—	16.1	7.5	7.9	—	15.4
Equipment rental fleet depreciation	—	88.8	—	88.8	—	76.3	—	76.3
Interest, net of interest income	108.2	38.9	67.0	214.1	100.9	38.7	88.5	228.1
Interest on HGH debt	—	—	—	—	—	—	(16.1)	(16.1)
Car rental fleet interest	(107.1)	—	—	(107.1)	(95.9)	—	—	(95.9)
Non-cash debt charges	(12.6)	(2.9)	(3.1)	(18.6)	(16.1)	(2.4)	(4.2)	(22.7)
Non-cash amortization of debt costs included in car rental fleet interest
	12.2	—	—	12.2	14.8	—	—	14.8
Purchase accounting	(10.2)	(15.5)	(0.5)	(26.2)	(6.7)	(18.9)	(0.4)	(26.0)
Non-cash stock-based employee compensation charges	—	—	6.0	6.0	—	—	6.3	6.3
Non-cash charges for workers’ compensation	0.6	0.2	—	0.8	2.3	(0.8)	—	1.5
Non-cash charges for pension	—	—	9.2	9.2	—	—	6.4	6.4
Sponsors’ fees	—	—	—	—	—	—	0.7	0.7
Minority interest	—	—	(5.3)	(5.3)	—	—	(4.4)	(4.4)
Corporate EBITDA (a)	$155.3	$230.3	$(0.4)	$385.2	$157.5	$211.7	$(3.1)	$366.1

	Year Ended December 31, 2007				Year Ended December 31, 2006
	Car	Equipment	Corporate		Car	Equipment	Corporate
	Rental	Rental	and Other	Total	Rental	Rental	and Other	Total
Adjusted pre-tax income (loss) (a)	$609.1	$373.8	$(322.2)	$660.7	$472.3	$345.5	$(331.1)	$486.7
Depreciation of property and equipment	130.8	40.4	5.9	177.1	150.8	40.5	5.9	197.2
Amortization of other intangible assets	30.4	32.2	—	62.6	29.5	32.2	—	61.7
Equipment rental fleet depreciation	—	308.0	—	308.0	—	277.6	—	277.6
Interest, net of interest income	436.8	146.3	292.3	875.4	424.1	140.0	336.6	900.7
Interest on HGH debt	—	—	—	—	—	—	(39.9)	(39.9)
Car rental fleet interest	(427.8)	—	—	(427.8)	(400.0)	—	—	(400.0)
Non-cash debt charges	(66.5)	(11.2)	(28.2)	(105.9)	(75.0)	(11.3)	(13.2)	(99.5)
Non-cash amortization of debt costs included in car rental fleet interest
	64.4	—	—	64.4	71.6	—	—	71.6
Purchase accounting	(35.3)	(58.1)	(1.8)	(95.2)	(23.8)	(64.7)	(1.9)	(90.4)
Stock purchase compensation charge	—	—	—	—	—	—	(13.3)	(13.3)
Non-cash stock-based employee compensation charges	—	—	26.8	26.8	—	—	27.2	27.2
Non-cash charges for workers’ compensation	(0.2)	2.7	0.1	2.6	1.4	(0.4)	—	1.0
Non-cash charges for pension	—	—	12.2	12.2	—	—	9.1	9.1
Unrealized loss on derivatives	—	—	0.3	0.3	—	—	2.5	2.5
Sponsors’ fees	—	—	—	—	—	—	3.2	3.2
Minority interest	—	—	(19.7)	(19.7)	—	—	(16.7)	(16.7)
Corporate EBITDA (a)	$741.7	$834.1	$(34.3)	$1,541.5	$650.9	$759.4	$(31.6)	$1,378.7

(a) Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

	Three Months Ended		Year Ended
Reconciliation from Operating Cash Flows	December 31,		December 31,
to EBITDA:	2007	2006	2007	2006

Net cash provided by operating activities	$878.1	$407.9	$3,086.6	$2,604.8
Amortization of debt and debt modification costs	(15.8)	(27.0)	(85.3)	(105.0)
Provision for losses on doubtful accounts	(3.5)	(3.4)	(13.9)	(17.1)
Unrealized gain (loss) on derivatives	0.9	0.4	3.9	(2.6)
Unrealized transaction loss on Euro-denominated debt	—	—	—	(19.2)
(Loss) gain on ineffectiveness of interest rate swaps	(2.7)	—	(20.4)	1.0
Stock-based employee compensation	(8.6)	(6.3)	(32.9)	(27.2)
Minority interest	(5.3)	(4.4)	(19.7)	(16.7)
Deferred income taxes	(8.3)	30.7	(66.4)	(30.3)
Gain on sale of property	10.4	3.7	24.8	9.7
(Benefit) provision for taxes on income	(4.7)	(1.5)	102.6	68.0
Interest, net of interest income	214.1	228.1	875.4	900.7
Net changes in assets and liabilities	(201.2)	148.6	(369.1)	(265.4)
EBITDA	$853.4	$776.8	$3,485.6	$3,100.7

	December 31,	December 31,
Net Corporate Debt & Net Fleet Debt	2007	2006

Corporate Debt
Debt, less:	$11,960.1	$12,276.2
U.S. Fleet Debt and Pre-Acquisition Notes	4,603.5	4,845.2
International Fleet Debt	1,912.4	1,987.8
U.K. Leveraged Financing	222.7	—
Fleet Financing Facility	170.4	165.9
Canadian Fleet Financing Facility	155.4	—
Other International Facilities	92.9	—
Fleet Debt	$7,157.3	$6,998.9
Corporate Debt	$4,802.8	$5,277.3

Corporate Restricted Cash
Restricted Cash, less:	$661.0	$552.5
Restricted Cash Associated with Fleet Debt	(573.1)	(487.0)
Corporate Restricted Cash	$87.9	$65.5

Net Corporate Debt
Corporate Debt, less:	$4,802.8	$5,277.3
Cash and Equivalents	(730.2)	(674.5)
Corporate Restricted Cash	(87.9)	(65.5)
Net Corporate Debt	$3,984.7	$4,537.3

Net Fleet Debt
Fleet Debt, less:	$7,157.3	$6,998.9
Restricted Cash Associated with Fleet Debt	(573.1)	(487.0)
Net Fleet Debt	$6,584.2	$6,511.9

	Three Months Ended		Year Ended
	December 31,		December 31,
Car rental rate revenue per transaction day (a)	2007	2006	2007	2006

Car rental revenue per statement of operations (b)	$1,639.5	$1,528.0	$6,800.7	$6,273.6
Non-rental rate revenue (c)	(229.0)	(209.3)	(938.1)	(860.6)
Foreign currency adjustment	(53.0)	7.4	(100.8)	76.7
Rental rate revenue	$1,357.5	$1,326.1	$5,761.8	$5,489.7
Transactions days (in thousands)	30,998	29,591	129,353	123,251
Rental rate revenue per transaction day (in whole dollars)
	$43.79	$44.81	$44.54	$44.54

	Three Months Ended		Year Ended
	December 31,		December 31,
Equipment rental and rental related revenue (a)	2007	2006	2007	2006

Equipment rental revenue per statement of operations
	$467.9	$435.9	$1,755.3	$1,672.1
Equipment sales and other revenue	(49.5)	(46.3)	(190.2)	(193.6)
Foreign currency adjustment	(15.8)	(0.7)	(27.9)	1.3
Rental and rental related revenue	$402.6	$388.9	$1,537.2	$1,479.8

(a) Based on 12/31/06 foreign exchange rates.

(b)         Consists of U.S. off-airport revenues of $229.8 million and $218.6 million for the three months ended December 31, 2007 and 2006, respectively, and $962.0 million and $890.1 million for the years ended December 31, 2007 and  2006, respectively.

(c)          Consists of domestic revenues of $160.0 million and $144.6 million and international revenues of $69.0 million and $64.7 million for the three months ended December 31, 2007 and 2006, respectively, and domestic revenues of $655.9 million and $588.0 million and international revenues of $282.2 million and $272.6 million for the years ended December 31, 2007 and 2006, respectively.